Exhibit 99.1

SEPARATION AND

RELEASE OF CLAIMS AGREEMENT

This Separation and Release of Claims Agreement (“Agreement”) is entered into by and between Ramakrishna Sudireddy (“Executive”) and Applied Micro Circuits Corporation (“AMCC” or “Company”). This Agreement will not be effective until the date upon which the revocation period specified in Section 6(d) hereof has expired (the “Effective Date”).

RECITALS

A. AMCC is a corporation doing business in the Commonwealth of Massachusetts, where Executive was employed.

B. Executive had been employed by AMCC from 1999 until March 31, 2005 (the “Termination Date”).

C. AMCC and Executive hereby set forth the terms of Executive’s separation from AMCC, including Executive’s release of all claims and disputes he has against AMCC arising out of his employment relationship.

AGREEMENT

1.	Employment Termination.

Executive agrees that his employment terminated on the Termination Date. Executive has previously resigned from all offices which he held at AMCC, including as an executive officer of AMCC.

2.	Payments/Time to Exercise Stock Options.

a.	In consideration of the covenants and releases of all claims given herein, Executive’s stock options continued to vest pursuant to their terms until the Termination Date. Thereafter, Executive may exercise his vested non-qualified stock options during a period of fifteen months from the Termination Date (but in any event no later than the expiration of each such option’s full term), in accordance with the applicable stock option plans and agreements. Nothing herein extends Executive’s time to exercise his ISO stock options, which exercise terms remain governed by the applicable plan and agreements.

b.	In addition, AMCC will tender to Executive, within 10 days of the Effective Date, the amount of $202,000 less applicable withholdings and deductions. Further, Executive shall be entitled to medical benefits at the same level at which he received such benefits at the time of the Termination Date for a period of three months after the Termination Date. To the extent that Executive has made COBRA payments to continue medical benefits to which he is entitled pursuant to the preceding sentence and has elected coverage, AMCC will reimburse Executive for such payments within 10 days of receipt of reasonable proof of payment.

3.	No Other Amounts Owing.

Executive acknowledges that, except as expressly set forth herein, Executive is not now and shall not in the future be entitled to any other payments, benefits or compensation including, without limitation, other wages, commissions, bonuses, paid time off, vacation pay, holiday pay, severance pay, or any other form of compensation or benefit; provided, however, that AMCC will promptly pay Executive for 56 accrued but unused vacation hours.

4.	Release of All Claims.

In exchange for the consideration set forth herein, Executive hereby unconditionally, irrevocably and absolutely releases and discharges AMCC, its owners, directors, officers, employees, agents, attorneys, stockholders, insurers, divisions, successors and assigns, and any related holding, affiliate, parent, sister or subsidiary corporations from any and all loss, liability, claims, demands, causes of action or suits of any type, whether in law or in equity, related directly or indirectly, or in any way connected with any transaction, affairs or occurrences between them to date, including, but not limited to, Executive’s employment with AMCC or its affiliates and the termination of said employment. This release specifically applies, without limitation, to any and all contract or tort claims, claims for wrongful termination, and claims arising under Title VII of the Civil Rights Act, 42 United States Code Section 1981, the Executive Retirement Income Security Act, the National Labor Relations Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act (“ADEA”), the Equal Pay Act, the Massachusetts Fair Employment Practices statute, M.G.L. c. 151B, the Massachusetts Civil Rights Act, M.G.L. c. 12 §11H and I, the Massachusetts Equal Rights Act, M.G.L. c. 93 §102, or any other federal or state statutes or provisions or common law theories available in any jurisdiction; provided, however, that this release shall not apply to (i) claims by Executive for indemnification in his capacity as an officer, employee or director of AMCC or any of its related holding, affiliate, parent, sister or subsidiary corporations, whether under AMCC’s or an affiliate’s Certification of Incorporation or By-Laws or pursuant to any other indemnification provision or agreement, including without limitation the Indemnification Agreement dated March 17, 1999 between AMCC and Executive (the “Indemnification Agreement”); (ii) rights to receive insurance payments or defense costs under any policy maintained by the Company or its affiliates; (iii) rights to receive retirement benefits that are accrued and fully vested as of the Termination Date; and (iv) rights Executive may have as a stockholder of AMCC, including without limitation to receive any payments as a stockholder in AMCC or any affiliate, whether as dividends, distributions or damages payments made to shareholders as a result of any derivative claims or shareholders’ class actions.

5.	No Further Action.

Executive irrevocably and absolutely agrees that he will not prosecute nor allow to be prosecuted on his behalf, in any administrative agency, whether federal or state, or in any court, whether federal or state, any claim or demand of any type related to the matters released above, it being the intention of the parties that with the execution by Executive of this Agreement, AMCC, its owners, directors, officers, employees, agents, attorneys, stockholders, insurers, divisions, successors and assigns, and any related holding, parent, sister or subsidiary corporations will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of Executive related in any way to the matters discharged herein. The foregoing notwithstanding, nothing in this provision is intended to interfere with Equal Employment Opportunity Commission’s, or state counterpart agency’s, authority to investigate charges filed with those agencies or Executive’s right to cooperate with those agencies.

6.	ADEA Waiver.

Executive further acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under ADEA. Executive also acknowledges that the consideration given for the waiver and release to which he is agreeing herein is in addition to anything of value to which he was already entitled. Executive acknowledges that he is advised by this writing, as required by the Older Workers Benefit Protection Act, that:

a.	his waiver and release do not apply to any rights or claims that may arise after the Effective Date;

b.	he should consult with an attorney prior to executing this Agreement (although he may voluntarily choose not to do so);

c.	he may have at least 21 days to consider this Agreement (although he may by his own choice execute this Agreement earlier);

d.	he has seven days following the execution of this Agreement to revoke his release of ADEA claims; and

e.	this Agreement will not be effective until the Effective Date.

7.	No Solicitation/Non Disparagement/Non-Competition.

a.	Commencing upon the Termination Date and ending two years thereafter, Executive shall not, directly or indirectly, solicit or encourage any employee or agent of AMCC or its affiliates to consider going to work or work for any other person or entity. Commencing upon the Termination Date and ending two years thereafter, Executive shall not, directly or indirectly solicit any customer or representative of AMCC or its affiliates to cease doing Business with AMCC or its affiliates. “Business” as used herein refers to the design, purchase or sale of products which are in design or which are on sale by AMCC or its affiliates on or prior to the Termination Date.

b.	Executive further promises not to make any derogatory or adverse statements, written or verbal, regarding AMCC or any of its affiliates or related corporations, present or former directors, officers or employees, to anyone; provided, however, that it shall not be a violation of this sentence if Executive makes truthful statements as part of any testimony he provides in response to a subpoena. AMCC or any of its affiliated or related corporations, present or former directors, officers or employees, promise not to make any derogatory or adverse statements, written or verbal, regarding Executive to anyone; provided, however, that it shall not be a violation of this sentence if AMCC or any such corporation, director, officer or employee makes truthful statements as part of any testimony provided in response to a subpoena.

c.	Commencing upon the Termination Date and ending one year thereafter, Executive shall not, directly or indirectly (including without limitation, through any person or entity directly controlled by, or under a direct or indirect common control with, Executive) own, manage, operate, control or otherwise engage or participate in, or be connected as a partner, creditor, guarantor, advisor, member of the Board of Directors of, employee of or consultant in any company or business, or any division, group or other subset thereof, developing or engaged in a business competitive with Framer products developed by Cimaron Communications Corp. (“Cimaron”) on which Executive worked while employed by AMCC or Cimaron. Notwithstanding the provisions of the preceding sentence, Executive may own securities in any publicly held corporation that is covered by the restrictions set forth above, but only to the extent that Executive does not own, of record or beneficially, more than an aggregate of one percent (1%) of the outstanding beneficial ownership of such corporation.

d.	Executive acknowledges that the obligations set forth in this Section 7 are reasonable, valid and enforceable. However, if a court of competent jurisdiction finds any of the provisions of this Agreement to be too broad to be enforceable, it is the parties’ intent that such provision be reduced in scope by the court to the extent deemed necessary by that court to render the provision enforceable.

8.	Confidentiality.

Executive shall not use or disclose any non-public, proprietary or confidential information relating to the Company which he acquired while employed by the Company, including, without limitation, information regarding any future reorganization or restructuring plans contemplated by the Company.

9.	Future Cooperation.

Executive agrees that he shall cooperate fully with AMCC in the resolution of any matters in which he was involved at the time of his termination and in the defense or prosecution of any claims, actions or defenses now in existence or which may be brought or threatened in the future against or on behalf of AMCC. Cooperation in connection with such matters, actions and claims shall include, without limitation, being available, upon reasonable notice, to meet with AMCC regarding matters in which Executive has been involved; to prepare, upon reasonable notice, for any proceeding (including, without limitation, depositions, consultation, discovery or trial); to provide affidavits; to assist with any audit, inspection, proceeding or other inquiry; and to act as a witness in connection with any litigation or other legal proceeding affecting AMCC. If AMCC requests that Executive travel more than 50 miles from his home in connection with the provisions of this paragraph, AMCC shall reimburse Executive for his reasonable out-of-pocket travel expenses. Executive further agrees that should he be contacted (directly or indirectly) by any person or entity adverse to AMCC, Executive shall promptly (within 48 hours) notify the General Counsel and Chief Financial Officer at AMCC by fax at (858) 535-6800.

10.	Entire Agreement.

Each of the parties represents that no promise, inducement or agreement not herein expressed has been made to it or him, that this Agreement contains the full and entire agreement between and among the parties, and that the terms of this Agreement are contractual and not a mere recital. However, nothing herein supersedes the terms of any confidentiality, invention or secrecy agreements executed by Executive, including without limitation the Inventions, Confidentiality and Trade Secrets Agreement executed by Executive on or about March 17, 1999 (collectively, “confidentiality agreements”), all of which shall remain in full force and effect per their terms, and nothing herein relieves AMCC of its obligations pursuant to the Indemnification Agreement, which also remains in effect in accordance with its terms.

11.	Applicable Law.

The validity, interpretation, and performance of this Agreement shall be interpreted according to the laws of the Commonwealth of Massachusetts, without regard to its choice of law principles.

12.	Dispute Resolution.

Except as provided by law, and except regarding any claims brought pursuant to Sections 7 or 9 of this Agreement or any confidentiality agreement, any dispute arising out of or related to this Agreement shall be resolved through binding arbitration before an arbitrator selected by agreement of the parties, or in the absence of agreement, by the offices of JAMS in Boston, Massachusetts, under the then current applicable commercial arbitration rules of the American Arbitration Association. Except as provided by law, each party shall be responsible for its own costs and attorneys’ fees in connection with the arbitration.

13.	Severability.

If any provision of this Agreement, whether in an entire section or portion thereof, is held invalid, void or voidable as against public policy or otherwise, the invalidity shall not affect other provisions, which may be given effect without the invalid provision. To this extent, the provisions of this Agreement are declared to be severable.

14.	No Admission of Liability.

It is understood that this Agreement is not an admission of any liability by any person, firm, association or corporation but is in compromise of a disputed claim.

15.	Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the dates shown below.

Dated: May 3, 2005	/s/ Ramakrishna Sudireddy
Executive

Applied Micro Circuits Corporation

Dated: May 3, 2005	By:	/s/ Candace H. Kilburn
Candace H. Kilburn
Senior Vice President, Human Resources and Community Relations